UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K / AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2018

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

(Address of principal executive offices)

001-31-20-578-7730

Registrant’s telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note for Amendment No. 2 to the Current Report on Form 8-K

for the Event Date of November 13, 2018.

The Amendment No. 2 is being filed to correct the mistaken reference in “Note b” to the Pro Forma Financial Information filed on January 10, 2019, to indicate that $769,000 of outstanding debt of “FUTU” will be converted into Series A Preferred Stock and that the balance of the “FUTU” debt and accrued interest will be waived or converted into a warrant.

Item 9.01. Financial Statements and Exhibits.

(b)          Pro Forma Financial Information.

Revised pro forma financial information relating to the Share Exchange Transaction as of and for the nine months ended September 30, 2017 and the year ended December 31, 2017. See page 2.

NATUR INTERNATIONAL CORP.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

For the nine months ending September 30, 2018

TABLE OF CONTENTS

Page

Unaudited Pro Forma Combined Financial Statements	3

Unaudited Pro Forma Balance Sheet at September 30, 2018	4

Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2018	5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 13, 2018, Future Healthcare of America (“Parent Company”) completed the transactions (the “Share Exchange Transaction”) contemplated by that certain Share Exchange Agreement, among Parent Company and the former shareholders of Natur Holdings, B.V., a Netherlands-based holding company (“Natur”). In connection with the Share Exchange Transaction, the former shareholders of Natur received the equivalent of 215,759,999 shares of the Common Stock of Parent Company (the “Common Stock”), which was issued in part as 115,760,000 shares of Common Stock and in part as 100,000 shares of voting, convertible Series B Preferred Stock of Parent Company (the “Series B Preferred Stock”) representing 100,000,000 shares of Common Stock upon conversion. The Series B Preferred Stock will convert automatically upon Parent Company increasing the number of shares of Common Stock of its authorized capital in sufficient amount to permit the conversion of the Series B Preferred Stock, which it plans to do promptly so as to cause the conversion of the Series B Preferred Stock. Immediately after the Share Exchange Transaction, the former Natur shareholders collectively have a controlling position among the shareholders of Parent Company, and Natur has become a wholly-owned subsidiary of Parent Company. At closing the number of common shares, issued and outstanding was 129,049,192.

On September 21, 2018, Parent Company also executed a Securities Purchase Agreement (the “SPA”) by which it agreed to privately issue and sell to Alpha Capital Anstalt (the “Alpha”) 2,469.131 shares of non-voting, convertible Series A Preferred Stock, each share convertible into approximately 33,000 shares of Common Stock at the rate of $.030303. Alpha also purchased two warrants, one pursuant to the SPA that is exercisable for 33,000,000 shares of Common Stock at $.060606 per share and one pursuant to a debt cancellation agreement exercisable for 6,000,000 shares of Common Stock at $.15 per share. The aggregate purchase price for the Series A Preferred Stock and the two warrants was $2,000,000 in cash and conversion of approximately $769,000 of debt and interest due Alpha from Parent Company under a prior loan agreement. Prior to the acquisition of Natur, Alpha also cancelled approximately $651,000 of debt principle and interest due from Parent Company. These transactions eliminated $1,420,000 of debt principle and interest of Parent Company and improved its balance sheet. As part of the SPA transaction, Alpha has also agreed to reimburse up to $100,000 of the liabilities of Parent Company existing at the closing date.

In connection with the SPA, Parent Company and Alpha also entered into a registration rights agreement providing for the registration of the Common Stock issuable upon conversion of the Series A Stock and upon exercise of the two warrants. The Parent Company is required to file a registration statement on or before January 11, 2019, and have it declared effective within a stated period thereafter. The failure to observe the terms of the filing dates and effective dates will result in liquidated damages up to an aggregate of 10% of the invested amount.

The Acquisition will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the Natur shareholders and will have effective control of the Parent Company. For accounting purposes, Natur will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Parent Company. Accordingly, Parent Company assets, liabilities and results of operations will become the historical financial statements of the registrant, and Parent Company’s assets, liabilities and results of operations will be consolidated with Natur effective as of the date of the closing of the Share Exchange Transaction. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma condensed balance sheet as of September 30, 2018 assumes that the Merger took place on September 30, 2018 and combines the historical balance sheets of Parent Company and Natur as of September 30, 2018. The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 assumes that the Merger took place as of January 1, 2017, and combines the historical results of Parent Company and Natur for the nine months ended September 30, 2018 and for the year ended December 31, 2017, respectively. The historical financial statements of Parent Company and Natur, which are provided elsewhere in this proxy statement/prospectus/information statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined balance sheet as of September 30, 2018, and the unaudited combined statements of operations for the nine months ended September 30, 2018, presented herein, gives effect to the Share Exchange Transaction as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma financial statements as a result of the amount, if any, of capital raised by Natur between entering the Merger Agreement and closing of the Merger; the amount of cash used by Parent Company’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of closing of the Merger; and other changes in the Parent Company’s assets and liabilities that occur prior to the completion of the Merger.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Natur and Parent Company been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of Natur, and the historical financial statements of Parent Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

FUTURE HEALTHCARE OF AMERICA LTD

PROFORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

As of September 30, 2018

	NATUR	FUTU
	September 30, 2018	September 30, 2018	Pro forma Adjustments	Pro forma Combined

ASSETS

Current assets
Cash at banks and in hand	34,747	60,202	1,818,666	1,913,615
Accounts receivable	108,431	182,360	-	290,791
Related party receivable	1,861	-	-	1,861
Inventories	148,891	-	-	148,891
Other current assets	378,092	13,694	-	391,786
Current assets held for disposal	75,879	176,601	-	252,480
Total current assets	747,901	432,857	1,818,666	2,999,425

Fixed Assets
Intangible fixed assets	49,182	-	-	49,182
Tangible fixed assets	570,872	-	-	570,872
Financial Fixed Assets	217,488	-	-	217,488
Non-current assets held for disposal	55,940	-	-	55,940
Total fixed assets	893,482	-	-	893,482

TOTAL ASSETS	1,641,383	432,857	1,818,666	3,892,906

LIABILITIES AND MEMBERS’ DEFICIT

Short term debt
Accounts Payable	1,813,056	139,030	-	1,952,086
Accrued expenses & other contingent liabilities	546,779	660,476	(591,334)	615,921
Related party other liabilities	1,952,598	-	-	1,952,598
Related party other notes	992,247	279,879	-	1,272,126
Convertible note payable	1,689,134	-	-	1,689,134
Related party convertible note payable	11,846,208	1,010,000	(1,010,000)	11,846,208
Current liabilities held for disposal	92,696	289,983	-	382,679
Total short term debt	18,932,718	2,379,368	(1,601,334)	19,710,752

Total liabilities	18,932,718	2,379,368	(1,601,334)	19,710,752

Retained Deficit
Common stock	11,677	11,266	106,106	129,049
Additional paid in capital	3,420,643	2,210,420	(854,303)	4,776,760
Subscription receivable	-	(270,005)	270,005	-
Total Members’ deficit	(20,155,456)	(3,898,192)	3,898,192	(20,155,456)
Accumulated other comprehensive loss	(568,199)	-	-	(568,199)
TOTAL EQUITY	(17,291,335)	(1,946,511)	3,420,000	(15,817,846)

LIABILITIES AND MEMBERS’ DEFICIT	1,641,383	432,857	1,818,666	3,892,906

FUTURE HEALTHCARE OF AMERICA LTD

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

For the nine months ended September 30, 2018

	NATUR	FUTU
	September 30, 2018	September 30, 2018	Pro forma Adjustments	Pro forma Combined

REVENUE	1,501,422	1,138,825	(1,138,825)	1,501,422

COST OF GOODS SOLD	869,297	853,702	(853,702)	869,297

GROSS MARGIN	632,125	285,123	(285,123)	632,125

OPERATING EXPENSES
Wages & Salaries	1,042,454	306,356	(306,356)	1,042,454
Selling, General & Administrative	3,333,818	258,751	(258,751)	3,333,818
Amortization & depreciation	157,533			157,533

Total operating expenses	4,533,805	565,107	(565,107)	4,533,805

LOSS FROM OPERATIONS	(3,901,680)	(279,984)	279,984	(3,901,680)

Interest expense	207,674	(76,903)	76,903	207,674

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,109,354)	(356,887)	356,887	(4,109,354)

Income taxes	-	-	-	-

INCOME FROM CONTINUING OPERATIONS	(4,109,354)	(356,887)	356,887	(4,109,354)

Discontinued operations (Note 13)
Loss from operations of discontinued operations	(795,354)	(234,994)	234,994	(795,354)

NET LOSS ATTRIBUTE TO MEMBERS	(4,904,708)	(591,881)	591,881	(4,904,708)

Loss per share – basic and diluted	(4.73)	-	-	(4.73)

COMPREHENSIVE INCOME

Net Loss	(4,904,708)	-	-	(4,904,708)
Other comprehensive income (loss)
foreign currency translation adjustments	546,613	-	-	546,613

COMPREHENSIVE LOSS	(4,358,095)	-	-	(4,358,095)

NOTES AND ASSUMPTIONS TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

[a] – Alpha will pay $2,000,000 to FUTU, of which $181,334 will be used to pay off liabilities of FUTU. Of the $2,000,000 a prepayment was made of $270,005.

[b] – Alpha will convert $769,000 of the convertible note into Series A Preferred Stock of FUTU. The remainder of the note ($241,000) plus accrued interest ($410,000) will be waived in part and converted into a warrant in part .

[c] – 115,760,000 shares have been issued at $0.001 to the Natur shareholders. Before the merger, the number of shares of common stock, issued and outstanding was 11,266,000. Total number of shares of common stock issued and outstanding after the merger is 129,049,000 at a nominal value of $0.001. Excludes all shares of preferred stock issued in connection with the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUR INTERNTAIONAL CORP.,
a Wyoming corporation

Dated: January 11, 2019	By:	/s/ Ellen Berkers
	Name:	Ellen Berkers
	Title:	Chief Executive Officer